INVESTOR RELATIONS SERVICE AGREEMENT
                      ------------------------------------

     This agreement ("agreement") is made and entered into February 2, 2004 ("Effective Date") by and between Eclips Ventures International ("Eclips"), a corporation based in the Netherlands, located at Keizersgracht 453, 1017 DK, Amsterdam and Network Installation Corp. ("Client"), a Nevada corporation located at 18 Technology Dr., Irvine, CA, USA.

1.     Terms
       -----

     Terms (first term) of this agreement will take effect on 02/02/04 ("execution date") and will be terminated on 02/02/05.


2.  Client  Obligations
    -------------------

     2.1 Client shall provide Eclips with reliable corporate information and contacts regarding Network Installations' business and stock in order to facilitate Eclips' obligations hereunder.

2.2 Client shall provide information that is legally allowable under all SEC and other government law in regards to statements made.


3.  Liability
    ---------

3.1 Client understands that Eclips makes no warranties on results of the investor relation program.

     3.2 Client relieves Eclips from any losses, damages, monetary or otherwise that may occur due to the investor relations program.

3.3 Eclips will not be responsible for any false claims or misleading statements.


4.  Recommendations
    ---------------

4.1 Client understands that Eclips is not a broker dealer or registered investment advisor and is not acting in any way to make recommendations to the purchase of sale of any security.

4.2 Client understands that Eclips will make no offer to buy or sell securities.

     4.3 Eclips will recommend that any visitor/member/contact/subscriber considering trading or investing in the publicly traded company Network Installation Corp. (ticker: NWIS) do so only after speaking with a stockbroker or registered financial advisor.


5.  Fees
    ----

5.1 Fees for the investor relation services will be delivered in accordance with the following schedule.

Client will pay a fee of US$ 25,000 cash within 14 days of the effective date of this contract. Client will pay 50,000 restricted shares of Network Installation Corp. before 03/07/04.





5.2 Client understands that fees are non-refundable and binding upon signature.

     5.3 Eclips will make full disclosure of payment from client in accordance with the requirements of the U.S. Securities and Exchange Commission at all times.


6.  Services  to  be  performed
    ---------------------------

     During the term of this agreement, for the purpose of raising investor awareness in Network Installation Corp., Eclips will provide services including but not limited to:

- prepare a report on Network Installation Corp. and disseminate it to the various databases of Eclips.
- produce a profile page of Network Installation Corp. and display the information on the various internet properties it owns.
- write updates about Network Installation Corp. when newsworthy events occur and disseminate the updates to the various databases and internet properties of Eclips.
- interview an executive of Network Installation Corp. and place the interview on its internet properties.
- handle part of the American and European media relations, shareholder and investor communications for Network Installation Corp.
- utilize partner network to increase the investor awareness for Network Installation Corp.
- introduce Network Installation Corp. to European and American financial contacts.


7.  Hold  Harmless
    --------------

     Eclips agrees to hold client harmless against any and all claims for loss, liability, damages, judgments, civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or negligent omissions of Eclips.

Client agrees to hold Eclips harmless against any and all claims for loss, liability, damages, judgments, civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or negligent omissions of client.


8.  Notices
    -------

     Any notices required or permitted to be given under this Agreement shall be sufficient if in writing sent via facsimile to the principal office of each party.



9.  Jurisdiction  and  Venue
    ------------------------

     It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder bed construed in accordance with and under pursuant to the laws of the United States. Therefore, each of the parties hereby consents to the jurisdiction and venue of the courts of the United States.





5.     Entire  Agreement
       -----------------

     This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreement and negotiations between the parties.


Eclips  Ventures  Intl.                         Network  Installation  Corp.

By:    /s/ Rogier Groen                          By:  /s/ Michael Cummings

Name:     Rogier  Groen                         Name:     Michael  Cummings

Title:     Managing  Director                    Title:  President  &  CEO